Exhibit 3.1.2

CERTIFICATE OF DESIGNATION

OF

PREFERRED STOCK

OF

MOBETIZE CORP.

Designated

Series A Preferred Stock

Pursuant to

Sections 78.1955 of Nevada Revised Statutes

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of Mobetize Corp., a Nevada corporation (the  “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED,  that  pursuant  to  the  authority  conferred  on  the  Board  of  Directors  by  the  Corporation’s

Articles  of  Incorporation,  the  issuance  of  a  series  of  preferred  stock,  par  value  $0.001  per  share,  of  the

Corporation  which  shall  consist  of  10,000,000  shares  of  preferred  stock  be,  and  the  same  hereby  is,

authorized;  and  the  Chairman  and  Chief  Executive  Officer  of  the  Corporation  be,  and  he  hereby  is,

authorized and directed to execute and file  with  the Secretary of State of the State of Nevada a Certificate

of Designation of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of  the  shares  of  such  series,  and  the  qualifications,  limitations  or  restrictions  thereof  in  addition  to  the designations,  powers,  preferences  and  rights,  and  the  qualifications,  limitations  or  restrictions  thereof,  set forth  in  the  Articles  of  Incorporation  which  may  be  applicable  to  the  Corporation’s  preferred  stock,  as follows:

1. Number of Shares; Designation. A total of 10,000,000 shares of preferred stock,  par value $0.001 per share,  of  the  Corporation  are  hereby  designated  as  Series  A  Preferred  Stock  (the  “Series”).  Shares  of  the

Series (the “Preferred Stock”)  will  be issued pursuant to the terms of a Share Exchange Agreement, dated as of February 4, 2016 by and among the Corporation and Ajay Hans (the “Share Exchange Agreement”),

a copy of which will be provided to any stockholder of the Corporation upon request therefor. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Share Exchange

Agreement.

2.  Rank.  The  Series  shall,  with  respect  to  dividend  rights  upon  voluntary  or  involuntary  liquidation,

dissolution or winding-up of the affairs of the Corporation rank:

(i)

Pari  passu  with  the  Common  Stock,  par  value  $0.001  per  share,  of  the  Corporation  (the

“Common  Stock”),  and  any  additional  series  of  preferred  stock  which  may  in  the  future  be issued by the Corporation and are designated in an amendment to the Articles of Incorporation or a certificate of designation establishing such additional preferred stock.

(ii)

Junior  to  any  additional  series  of  preferred  stock  which  may  in  the  future  be  issued  by  the

Corporation  and  are  designated  in  the  amendment  to  the  Articles  of  Incorporation  or  a certificate  of  designation  establishing  such  additional  preferred  stock  as  ranking  senior  to  the

Preferred Stock.

Exhibit 3.1.2

3.  Dividends.  Dividends  may  be  declared  and  paid  on  the  Preferred  Stock  from  funds  legally  available therefor  as  and  when  determined  by the Board  of Directors. The  Series shall,  with  respect  to the payment of dividends, rank pari passu with the Common Stock.

4. Conversion.

(a)  Right  to Convert.  The Holder  of  Preferred  Stock (the  “Holder”) shall  have  the  right to  convert,  on the second (2nd) annual anniversary date of the designation of the Series and from time to time thereafter, all or any  part  of  the  Preferred  Stock  held  by  such  Holder  into  such  number  of  fully  paid  and  non-assessable shares of Common Stock  (the  “Conversion Shares”)  as is determined in accordance  with the terms hereof

(a  “Conversion”).  Notwithstanding  the  initial  time  restriction  on  conversion  contained  in  this  paragraph,

Holder  shall  have  the  right  to  convert  on  any  date  prior  to  the  second  (2nd)  annual  anniversary  of  the designation of the Series in connection with a transaction of the type described in paragraph 4(e)(ii) below.

(b)  Conversion  Notice.  In  order  to  convert  Preferred  Stock,  the  Holder  shall  send  to  the  Corporation  by facsimile  transmission,  at  any  time  prior  to  3:00  p.m.,  central  time,  on  the  Business  Day  (as  used  herein,

the term “Business Day” shall mean any day except a Saturday, Sunday or day on which there is a Federal holiday (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I hereto

(a  “Conversion  Notice”),  stating  the  number  of  Preferred  Stock  to  be  converted,  and  a  calculation  of  the number  of  shares  of  Common  Stock  issuable  upon  such  Conversion  in  accordance  with  the  formula  set forth  in  paragraph  4(c)  below  setting  forth  the  basis  for  each  component  thereof,  including  the  details relating  to  any  adjustments  made  to  the  Conversion  Price.  The  Holder  shall  promptly  thereafter  send  the

Conversion  Notice  and  the certificate  or  certificates  being  converted  to  the  Corporation.  The  Corporation shall issue a new certificate for Preferred Stock to the Holder in the event that less than all of the Preferred

Stock  represented  by a  certificate  are  converted;  provided,  however,  that  the  failure  of the Corporation  to deliver  such  new  certificate  shall  not  affect  the  right  of  the  Holder  to  submit  a  further  Conversion  Notice with  respect  to  such  Preferred  Stock  and,  in  any such  case, the  Holder shall  be  deemed  to have  submitted the  original  of  such  new  certificate  at  the  time  that  it  submits  such  further  Conversion  Notice.  Except  as otherwise  provided  herein,  upon  delivery  of  a  Conversion  Notice  by  the  Holder  in  accordance  with  the terms hereof, the Holder shall, as  of the applicable Conversion Date,  be deemed  for all  purposes  to be the record owner of the Common Stock to which such Conversion Notice relates.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a  Holder  for  each  share  of  Preferred  Stock  pursuant  to  a  Conversion  shall  be  one  (1)  share  of  Common

Stock for each one (1) share of Preferred Stock delivered to the Corporation (the “Conversion Rate”).

(d) Delivery of  Conversion  Shares.  The Corporation  shall,  no  later  than  the  close  of  business  on  the  third

(3rd ) Business Day following  the later  of the date  on which the Corporation receives a Conversion Notice from  the  Holder  pursuant  to  paragraph  4(b),  above,  and  the  date  on  which  the  Corporation  receives  the related Preferred Stock certificate (such third Business Day, the “Delivery Date”), issue and deliver or cause to  be  delivered  to  such  Holder  the  number  of  Conversion  Shares  determined  pursuant  to  paragraph  4(c)

above; provided.

(e) Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

Exhibit 3.1.2

(i)

Adjustment of Conversion Rate  upon subdivision or combination  of  the Common Stock. If the

Corporation  at  any  time  subdivides  (by  any  stock  split,  stock  dividend,  recapitalization  or otherwise) the authorized Common Stock into a greater number of shares, the Conversion Rate in  effect  immediately  prior  to  such  subdivision  will  be  proportionately  increased.  If  the

Corporation  at  any  time  combines  (by  combination,  reverse  stock  split  or  otherwise)  the authorized  Common  Stock  into  a  smaller  number  of  shares,  the  Conversion  Rate  in  effect immediately prior to such combination will be proportionately reduced.

(ii)

Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to any recapitalization,

reorganization, reclassification, consolidation, merger, or other similar transaction pursuant to which the holders of the Common  Stock are entitled to receive  stock, securities or  assets with respect  to  or  in  exchange  for  the  Common  Stock,  the  Corporation  will  make  appropriate provision,  in  form  and  substance  satisfactory  to  the  Holder  of  the  Preferred  Stock,  to  ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to,

as  the  case  may  be,  the  shares  of  Common  Stock  immediately  theretofore  acquirable  and

receivable upon  conversion  of  the  Preferred  Stock,  had  such recapitalization,   reorganization,

reclassification, consolidation, merger, or other similar transaction not taken place. In any such case,  the  Corporation  will  make  appropriate  provision,  in  form  and  substance  satisfactory  to the Holder of a the Preferred Stock to ensure that the provisions of this paragraph and paragraph

4(e)(iii)  below  will  thereafter  be  applicable  to  the  Preferred  Stock.  The  Corporation  will  not effect  any  consolidation  or  merger,  unless  prior  to  the  consummation  thereof,  the  successor entity resulting from such consolidation or merger, assumes, by written instrument, in form and substance  satisfactory  to  the  Holder  of  the  Preferred  Stock,  the  obligation  to  deliver  to  the

Holder  of  the  Preferred  Stock  such  shares  of stock,  securities  or  assets as,  in accordance  with the foregoing provisions, that the Holder may be entitled to acquire.

(iii)

Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the  Common  Stock  (the  'Purchase Rights"),  then  the Holder  of the  Preferred  Stock will  be  entitled  to  acquire,  upon  the  terms  applicable  to  such  purchase  rights,  the  aggregate purchase rights which Holder could have acquired if the Holder had held the number of shares of  Common  Stock  acquirable  upon  complete  conversion  of  Holder's  shares  of  the  Preferred

Stock immediately before the date on which a record is taken for the grant, issuance or sale of such purchase rights,  or, if no  such record is  taken,  the date  as of which  the record  holders  of the Common Stock are to be determined for the grant, issue or sale of such purchase rights.

(iv)

Status  of  Shares.  All  shares  of  Preferred  Stock that  are  at  any time  converted  pursuant to  this paragraph 4, and all shares of Preferred Stock that are otherwise reacquired by the Corporation and  subsequently canceled by the Board of Directors,  shall  be retired and shall  not  be  subject to reissuance.

5.  Voting  Rights.  Each  share  of  the  Series  shall  entitle  the  Holder  thereof  to  ten  (10)  votes  for  each

Conversion Share into which such share of the Series is then convertible (the “Super Voting Rights”), which on the initial date of issuance of the Preferred Stock shall equal, when combined with the shares of Common

Stock held by the Holder on the initial date of issuance of the Preferred Stock, in the aggregate not less than

Exhibit 3.1.2

66 2/3 % of the total votes of all outstanding shares of capital stock of the Corporation, and shall otherwise have  voting  rights  and  powers  equal  to  the  voting  rights  and  powers  of  the  Common  Stock  (except  as otherwise  expressly provided  herein  or  as  required  by law),  voting  together  with  the  Common  Stock  as  a single class and  shall  be  entitled  to notice of  any stockholders’  meeting in accordance  with the Bylaws  of the Corporation.

6. Restrictions and Limitations

So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the Holder of the outstanding Preferred Stock, voting as a single class:

(i)

Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous  fund  for  such  purpose)  any  share  or  shares  of  its  capital  stock,  except  for  a transaction  in  which  all  outstanding  shares  of  Preferred  Stock  are  concurrently  redeemed,

purchased or  otherwise  acquired,  provided  however, that this restriction shall not apply to the repurchase  of  shares  of  Common  Stock  from  employees,  officers,  directors,  consultants  or other persons performing services for the Corporation or any subsidiary pursuant to agreements pursuant to which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment.

(ii)

alter, modify or amend (whether by merger or otherwise) the terms of the Series in any way;

(iii)

issue  (whether  by  merger  or  otherwise)  any  new  series  or  class  of  capital  stock  ranking  pari passu with or having a preference over the Series as to the Super Voting Rights;

(iv)

increase (whether by merger or otherwise) the authorized number of shares of the Series;

(v)

re-issue  (whether  by  merger  or  otherwise)  any  shares  of  Preferred  Stock  which  have  been converted or redeemed in accordance with the terms hereof;

(vi)

issue (whether by merger or otherwise) any shares of the Series except pursuant to the terms of the Share Exchange Agreement;

(vii)

enter into any definitive agreement or commitment with respect to any of the foregoing; or

(viii)     cause  or   permit   any  subsidiary  to  engage   in   or   enter  into  any  definitive   agreement   or

commitment with respect to any of the foregoing.

IN  WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on its behalf by its undersigned Chairman of the Board of Directors as of February 4, 2016.

By:

/s/ Malek Ladki

Name: Malek Ladki

Title: Chairman of the Board of Directors